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                                                                    EXHIBIT 11

                         CENTRAL GARDEN & PET COMPANY
                COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE

                                  (Unaudited)

                   (In thousands, except per share amounts)


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
                                                        Six Months Ended                         Three Months Ended

                                                  March 30,           March 29,             March 30,             March 29,
                                                    1996                1997                  1996                  1997
                                                ------------        ------------         --------------         ------------

FULLY DILUTED EARNINGS PER SHARE

   Net Income                                   $        428        $      3,231         $        2,791         $      5,038
   Interest charges on convertible
     notes - net of tax                                   --                  --                     --                1,069
                                                ------------        ------------         --------------         ------------
       Total                                    $        428        $      3,231         $        2,791         $      6,107
                                                ============        ============         ==============         ============

   Fully diluted shares
     Common and Common equivalent
       shares outstanding                             10,441              15,284                 11,836               15,515
     Convertible notes - dilutive                         --                  --                     --                4,107
                                                ------------        ------------         --------------         ------------
       Total                                          10,441              15,284                 11,836               19,622
                                                ============        ============         ==============         ============
   Fully diluted earnings per share             $       0.04        $       0.21         $         0.24         $       0.31
                                                ============        ============         ==============         ============
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